UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2015

NetApp, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-27130	77-0307520
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

495 East Java Drive

Sunnyvale, CA 94089

(Address of principal executive offices) (Zip Code)

(408) 822-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Change of Control Severance Agreement with George Kurian

On June 23, 2015, the Compensation Committee (the “Committee”) of the Board of Directors of NetApp, Inc. (the “Company”) approved an amendment (the “Amendment”) to the existing Change of Control Severance Agreement between the Company and George Kurian, dated September 20, 2013 (the “Severance Agreement”). Under the terms of the Severance Agreement and the Amendment, upon a qualifying termination, Mr. Kurian will receive the following payments and benefits from the Company:

•	a lump sum severance payment equal to 250% of Mr. Kurian’s annual base salary plus 100% of Mr. Kurian’s target annual bonus;

•	all of Mr. Kurian’s outstanding equity awards will vest in full; and

•	payment of COBRA premiums for Mr. Kurian and his eligible dependents for 24 months.

The Amendment also revises the definition of “good reason” contained in the Severance Agreement. The rest of the terms of the Severance Agreement otherwise remain unchanged.

The description of the Amendment set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which will be filed as an exhibit to the Company’s next Quarterly Report on Form 10-Q.

Fiscal 2016 Compensation

On June 23, 2015, the Committee approved the fiscal year 2016 compensation for Nicholas Noviello, Robert Salmon and Matthew Fawcett, which remains unchanged from the individual’s fiscal year 2015 compensation levels.

Performance-Based Restricted Stock Units

On June 23, 2015, the Committee approved the granting of performance-based restricted stock units. These units will be granted under a form of Restricted Stock Unit Agreement (Performance-Based) (the “PBRSU Agreement”) pursuant to the Company’s 1999 Stock Option Plan (the “1999 Plan”).

The PBRSU Agreement provides for the grant of restricted stock units (“RSUs”) that will be paid out in shares of the Company’s common stock (or a cash amount equal to the value of a share on the date it becomes vested if the Company elects to settle the RSUs in cash) upon vesting, provided that the Committee will first make a determination as to the number of RSUs that will become eligible for vesting (the “Eligible RSUs”) within 45 days of the Period End Date (as defined below). The number of Eligible RSUs will depend upon the Company’s Total Stockholder Return (as defined below) as compared to the Index Total Stockholder Return (as defined in below) for the applicable performance period (the “Performance Period”).

For purposes of the PBRSU Agreement, “Company’s Total Stockholder Return” is the annualized percentage increase or decrease in (1) the average adjusted closing price per share of the Company’s common stock during the 20 trading day period ending on the Period End Date (as defined below) as compared to (2) the average adjusted closing price per share of the Company’s common stock during the 20 trading day period ending on the first day of the Company’s applicable fiscal year. In the event of a Change in Control (as defined in the 1999 Plan), the “Company’s Total Stockholder Return” will be the annualized percentage increase or decrease in (1) the per share value of the Company’s common stock payable to stockholders in connection with the Change in Control as compared to (2) the average adjusted closing price per share of the Company’s common stock during the 20 trading day period ending on the first day of the Company’s applicable fiscal year.

For purposes of the PBRSU Agreement, “Index Total Stockholder Return” is the median annualized percentage increase or decrease of (1) the average adjusted closing price per share of each company listed on the S&P 1500 Technology Hardware and Equipment Index as of the first day of the Company’s applicable fiscal year excluding the Company during the 20 trading day period ending on the Period End Date as compared to (2) the average adjusted closing price per share of each company listed on the S&P 1500 Technology Hardware and Equipment Index during the 20 trading day period ending on the first day of the Company’s applicable fiscal year.

The Performance Period will begin on the first day of the Company’s specified fiscal year and end on the last day of the Company’s specified fiscal year (the “Anniversary Date”). In the event of (1) a Change in Control (as defined in the 1999 Plan) or (2) the participant’s continuous Service (as defined in the 1999 Plan) is terminated due to his or her death or disability (such termination, a “Qualifying Termination”), the Performance Period will end on the first to occur of the consummation of the Change in Control (the “Closing”) or the date of the Qualifying Termination for purposes of calculating the Company’s Total Stockholder Return and the Index Total Stockholder Return. The first to occur of the Anniversary Date, the Closing or a Qualifying Termination is referred to as the “Period End Date.”

If the participant’s Service terminates prior to the Period End Date due to his or her Retirement (as defined in the PBRSU Agreement), the participant’s RSUs will remain outstanding through the Period End Date. If the participant’s Service terminates prior to the Period End Date for any reason (other than a Qualifying Termination or Retirement), the RSUs will terminate.

Any RSUs that do not become Eligible RSUs as of the Period End Date will terminate.

Performance Matrix

The number of Eligible RSUs will be determined by the Committee in its sole discretion and will depend upon the Company’s Total Stockholder Return as compared to the Index Total Stockholder Return (each expressed as a growth rate percentage) calculated as of the Period End Date to result in a growth rate (the “Growth Rate Delta”). The Growth Rate Delta will equal the Company’s Total Stockholder Return minus the Index Total Stockholder Return. The number of Eligible RSUs will be determined based on the following:

Level*	Growth Rate Delta	Percentage of Target Number of RSUs that Become Eligible RSUs*
1	≥30%	200%
2	0%	100%
3	-20%	50%
4	<-20%	0%

*	The number of RSUs that will become Eligible RSUs will be interpolated on a linear basis between levels 1 – 3 and will be calculated in accordance with the terms of the PBRSU Agreement.

Vesting

The Eligible RSUs will fully vest on the Anniversary Date, subject to the participant’s continuous Service through such date. In the event of a Qualifying Termination or Retirement that occurs prior to the Anniversary Date, the number of Eligible RSUs that will vest on the new Period End Date (in the case of a Qualifying Termination) or the Anniversary Date (or, if earlier, the Closing) (in the case of Retirement) will be pro-rated in accordance with the terms of the PBRSU Agreement.

In the event of a Change in Control that occurs prior to the Anniversary Date, the Eligible RSUs will fully vest on the Anniversary Date, subject to the participant’s continuous Service though such date. However, in the event of an Involuntary Termination (as defined in the PBRSU Agreement) on or following a Change in Control, the Eligible RSUs will fully vest on the termination date.

Eligible RSUs that do not vest in accordance with the terms of the PBRSU Agreement will terminate.

The description of the PBRSU Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the PBRSU Agreement, which is attached as Exhibit 10.1 and incorporated herein by reference.

Grant of Equity Awards

On June 23, 2015, as part of its long-term incentive compensation strategy, the Committee awarded performance-based RSUs pursuant to the terms of the PBRSU Agreement and time-based RSUs pursuant to the form of RSU Agreement previously approved by the Committee (the “RSU Agreement”) to the individuals set forth below in the amounts set forth opposite their name.

Additionally, on June 23, 2015, the Committee awarded to the individuals set forth below a one-time retention grant in the amounts set forth opposite their name. This retention grant is in the form of performance-based RSUs pursuant to the terms of the PBRSU Agreement and time-based RSUs pursuant to the RSU Agreement.

Grant of Performance-Based Restricted Stock Units

Long-Term Incentive Awards(1):

Name	Target Number of RSUs	Maximum Number of RSUs
Nicholas Noviello	55,700	111,400
Robert Salmon	58,300	116,600
Matthew Fawcett	29,200	58,400

One-Time Retention Awards(1):

Name	Target Number of RSUs	Maximum Number of RSUs
Nicholas Noviello	11,400	22,800
Robert Salmon	11,400	22,800
Matthew Fawcett	11,400	22,800

(1)	The performance-based RSUs shown in the tables above will be documented in separate PBRSU Agreements that contain either a two-year or three-year performance period, such that 50% of the total number of performance-based RSUs shown in the tables above may be earned and issued at the end of the separate two-year and three-year performance periods, in both cases, subject to the achievement of the performance criteria.

Grant of Time-Based Restricted Stock Units

Long-Term Incentive Awards:

Name	Number of RSUs
Nicholas Noviello	37,100
Robert Salmon	38,900
Matthew Fawcett	19,400

One-Time Retention Awards:

Name	Number of RSUs
Nicholas Noviello	11,400
Robert Salmon	11,400
Matthew Fawcett	11,400

The time-based RSUs are scheduled to vest in equal annual installments over four years on each annual anniversary of the grant date, beginning on the first anniversary of the grant date, subject to continued service through the applicable vesting date.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description.

10.1	Form of Restricted Stock Unit Agreement (Performance-Based) under the NetApp, Inc. 1999 Stock Option Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETAPP, INC.

Date: June 26, 2015	By:	/s/ Matthew K. Fawcett
Matthew K. Fawcett
Senior Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description

10.1	Form of Restricted Stock Unit Agreement (Performance-Based) under the NetApp, Inc. 1999 Stock Option Plan.